SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 29, 2000
(Date of earliest event reported)

WPS Resources Corporation
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-11337	39-1775292
(Commission File Number)	(IRS Employer Identification No.)

700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307-9001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (920)433-4901

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 3 Pages

ITEM 5.  OTHER EVENTS.

On November 29, 2000, WPS Resources Corporation issued a Press Release announcing an increase in its earnings projection for the calendar year 2000. For additional information see the attached Press Release.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts and often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," and other similar words. Although we believe we have been prudent in our plans and assumptions, there can be no assurance that indicated results will be realized. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. We recommend that you consult any further disclosures we make on related subjects in our 10-Q, 8-K, and 10-K reports to the Securities and Exchange Commission.

The following is a cautionary list of risks and uncertainties that may affect the assumptions which form the basis of forward-looking statements relevant to our business. These factors, and other factors not listed here, could cause actual results to differ materially from those contained in forward-looking statements.

General economic, business, and regulatory conditions

Legislative and regulatory initiatives regarding deregulation and restructuring of the utility industry which could affect costs and investment recovery

State and federal rate regulation

Growth and competition and the extent and timing of new business development in the markets of subsidiary companies

The performance of projects undertaken by subsidiary companies

Business combinations among our competitors and customers

Energy supply and demand

Financial market conditions, including availability, terms, and use of capital

Nuclear and environmental issues

Weather and other natural phenomena

Commodity price and interest rate risk

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99-1	WPS Resources Corporation Press Release dated November 29, 2000 announcing an increase in its earnings projection for the calendar year 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION

By: /s/ R. G. Baeten R. G. Baeten Vice President-Treasurer

Date: November 29, 2000